EXHIBIT 99.1

Superconductor Technologies Reports First Quarter 2012 Results

AUSTIN, Texas, May 8, 2012 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended March 31, 2012.

STI's first quarter net revenues were $399,000 which compare to revenue of $284,000 in the fourth quarter of 2011 and $1.6 million in the first quarter of 2011. Net loss for the first quarter was $3.0 million, or a loss of $0.08 per share, compared to a net loss of $3.1 million, or a loss of $0.10 per share, in the fourth quarter of 2011 and a net loss of $3.7 million, or a loss of $0.12 per share, in the first quarter of 2011. At the same time, STI continued to advance the development of second generation (2G) HTS wire during the quarter.

"We continue to successfully complete the program milestones for our 2G HTS wire initiative," said Jeff Quiram, STI's president and chief executive officer. "During the first quarter, we announced the accomplishment of our near term current density goal of 500 Amps per centimeter width at 77 degrees Kelvin. This is a significant performance milestone that enables several key end product applications. Prospective customers are actively evaluating these industry leading results."

"In addition, we completed the clean room construction at our new Advanced Manufacturing Center of Excellence (AMCE) facility in Austin during the quarter. The first specialty production machine has been installed and we expect to receive the next two machines during the second quarter. These three machines will be used to produce significantly greater quantities of our Conductus® wire. This ongoing progress positions us to deliver the quantity of wire we have committed for our customer's superconducting high power transmission cable demonstration project that is planned to be completed by 2012 year end," Quiram added.

"Finally, the first quarter also saw the successful closing of our previously announced registered direct offering, providing us capital to pursue our wire initiative," Quiram concluded. As of March 31, 2012, STI had $9.5 million in cash and cash equivalents. As of March 31, 2012, STI had backlog of $152,000, compared to $13,000 at the end of the 2011 fourth quarter and $72,000 at the end the 2011 first quarter.

Investor Conference Call

STI will host an investor conference call and simultaneous webcast today, May 8th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The call will be accessible live by dialing 1-877-941-0843 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9722. The conference ID is 4533368. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on May 11th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code 4533368. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D.  Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; our ability to raise sufficient capital to fund our operations (whether through our equity sales agreement, registered direct offerings or otherwise), and the impact on our strategic wire initiative of any inability to raise such funds; the impact of any such financing activity on the level of our stock price; our ability to fully utilize our  equity sales agreement as a source of future financings and the dilutive impact of any sales under such agreement, whether due to market conditions, our ability to satisfy various conditions required to sell shares under the agreement, the sales agent's performance of its obligations under the agreement or otherwise; the impact on the level of our stock price, which may decline, in connection with the sales under the equity sales facility, registered direct offerings or otherwise; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2011 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended
	March 31, 2012	April 2, 2011

Net revenues:
Commercial product revenues	$ 344,000	$ 1,603,000
Government and other contract revenues	55,000	17,000

Total net revenues	399,000	1,620,000

Costs and expenses:
Cost of commercial product revenues	844,000	1,669,000
Cost of government and other contract revenue	52,000	15,000
Research and development	1,161,000	1,988,000
Selling, general and administrative	1,348,000	1,656,000

Total costs and expenses	3,405,000	5,328,000

Loss from operations	(3,006,000)	(3,708,000)

Other Income and Expense
Other income	16,000	--
Interest income	2,000	2,000
Interest expense	--	(7,000)

Net loss	$ (2,988,000)	$ (3,713,000)

Basic and diluted loss per common share	$ (0.08)	$ (0.12)

Weighted average number of common
shares outstanding	35,577,732	30,219,318
SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$ 9,530,000	$ 6,165,000
Accounts receivable, net	181,000	61,000
Inventory, net	1,356,000	1,609,000
Prepaid expenses and other current assets	388,000	472,000
Total Current Assets	11,455,000	8,307,000

Property and equipment, net of accumulated depreciation of
$19,442,000 and $19,748,000, respectively	4,697,000	2,871,000
Patents, licenses and purchased technology, net of accumulated amortization
of $2,362,000 and $2,342,000, respectively	1,393,000	1,409,000
Other assets	361,000	362,000
Total Assets	$ 17,906,000	$ 12,949,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 1,599,000	$ 534,000
Accrued expenses	713,000	612,000
Total Current Liabilities	2,312,000	1,146,000
Other long term liabilities	593,000	628,000
Total Liabilities	2,905,000	1,774,000

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
564,642 shares issued and outstanding	1,000	1,000
Common stock, $.001 par value, 250,000,000 shares authorized,
40,268,376 and 33,362,281 shares issued and outstanding, respectively	40,000	33,000
Capital in excess of par value	268,964,000	262,157,000
Accumulated deficit	(254,004,000)	(251,016,000)
Total Stockholders' Equity	15,001,000	11,175,000
Total Liabilities and Stockholders' Equity	$ 17,906,000	$ 12,949,000

 Note – December 31, 2011 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,988,000)	$ (3,713,000)
Adjustments to reconcile net loss to net cash used for
operating activities:
Depreciation and amortization	66,000	211,000
Stock-based compensation expense	321,000	395,000
Write-off of intangibles	--	770,000
Provision for excess and obsolete inventories	92,000	--
Gain on disposal of property and equipment	(15,000)	--
Changes in assets and liabilities:
Accounts receivable	(119,000)	(471,000)
Inventories	161,000	277,000
Prepaid expenses and other current assets	37,000	120,000
Patents and licenses	30,000	(42,000)
Other assets	2,000	2,000
Accounts payable, accrued expenses and other current liabilities	237,000	405,000
Net cash used in operating activities	(2,176,000)	(2,046,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(966,000)	(35,000)
Net proceeds from the sale of property and equipment	15,000	--
Net cash used in investing activities	(951,000)	(35,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	(129,000)	(278,000)
Net proceeds from the sale of common stock	6,621,000	12,402,000
Net cash provided by financing activities	6,492,000	12,124,000

Net increase in cash and cash equivalents	3,365,000	10,043,000
Cash and cash equivalents at beginning of period	6,165,000	6,069,000
Cash and cash equivalents at end of period	$ 9,530,000	$ 16,112,000
CONTACT: Investor Relations Contact
         Cathy Mattison or Kirsten Chapman
         LHA
         +1-415-433-3777
         invest@suptech.com